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                                                                    Exhibit 99.1

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[LITTELFUSE LOGO]                                 N E W S
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                               Littelfuse, Inc.
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NEWS RELEASE                   800 East Northwest Highway  Des Plaines, IL 60016
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                               (847) 824-1188  o  (847) 391-0894 - FAX #
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CONTACT: PHIL FRANKLIN,
VICE PRESIDENT, OPERATIONS SUPPORT & CFO  (847) 391-0566


                   LITTELFUSE TO ACQUIRE CONCORD SEMICONDUCTOR

DES PLAINES, ILLINOIS, FEBRUARY 22, 2006.....Littelfuse, Inc. (Nasdaq/NMS/LFUS)
today announced it has signed a definitive agreement for the acquisition of Concord Semiconductor, a leading Taiwan-based designer and manufacturer of TVS diodes and other overvoltage circuit protection products for the automotive, consumer electronics, computer, industrial and telecom markets. Concord Semiconductor has annual sales of approximately $16 million and operates facilities in Taiwan and China. Terms of the transaction were not disclosed. The acquisition is expected to be completed in the second quarter of 2006.

         "The purchase of Concord Semiconductor is a logical extension to the strong relationship that exists between our two companies. The acquisition expands our presence in the growing TVS diode market and adds silicon manufacturing expertise to our capabilities in Asia," said Gordon Hunter, Chief Executive Officer of Littelfuse.

         "We are impressed with the dynamic team of employees at Concord Semiconductor. Their ability to efficiently manufacture high-quality circuit protection components and their commitment to continuous improvement complements our existing silicon design, development and manufacturing capabilities in Irving, Texas and Matamoros, Mexico. Our plans are to expand the Concord Semiconductor operations as our business in Asia continues to grow and evolve," said Hunter.

         "We look forward to leveraging the silicon capabilities of Concord Semiconductor and Littelfuse to further strengthen our position as the worldwide leader in circuit protection," added Hunter.

         Concord Semiconductor designs and manufactures TVS diodes and other overvoltage circuit protection products, which are designed to protect equipment from high voltage/high energy transients.


                                     -more-

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         About Littelfuse

         As the worldwide leader in circuit protection products and solutions with annual sales of $467.1 million in 2005, the Littelfuse portfolio is backed by industry leading technical support, design and manufacturing expertise. Littelfuse products are vital components in virtually every product that uses electrical energy, including automobiles, computers, consumer electronics, handheld devices, industrial equipment, and telecom/datacom circuits. Littelfuse offers Teccor(R), Wickmann(R) and Pudenz(R) brand circuit protection products. In addition to its Des Plaines, Illinois, world headquarters, Littelfuse has sales, distribution, manufacturing and engineering facilities in Brazil, China, England, Germany, Hong Kong, India, Ireland, Japan, Korea, Mexico, the Netherlands, the Philippines, Singapore, Taiwan and the U.S.

         For more information, please visit Littelfuse's web site at www.littelfuse.com.

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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995.
Any forward looking statements contained herein involve risks and uncertainties, including, but not limited to, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, product development and patent protection, commercialization and technological difficulties, capacity and supply constraints or difficulties, exchange rate fluctuations, actual purchases under agreements, the effect of the company's accounting policies, labor disputes, restructuring costs in excess of expectations and other risks which may be detailed in the company's Securities and Exchange Commission filings.
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